Exhibit 99.1

New York Community Bancorp, Inc. Reports Third Quarter 2017 Diluted Earnings Per Common Share of $0.21

Closes Sale of Mortgage Banking Business and Residential Assets Covered under FDIC Loss Share Agreements

Board of Directors Declares a $0.17 per Common Share Dividend

Third Quarter 2017 Highlights

  Earnings:
    Net income totaled $110.5 million compared to $115.3 million in the second quarter.
    Net income available to common shareholders totaled $102.3 million compared to $107.0 million in the second quarter.
    The return on average assets was 0.91% and the return on average common stockholders’ equity was 6.53%. (1)
    The return on average tangible assets was 0.96% and the return on average tangible common stockholders’ equity was 10.69%. (1) (2)
    The sale of our covered loans and mortgage banking business, including a $21 billion mortgage servicing rights portfolio resulted in a gain of $82.0 million on a pre-tax basis.
    The provision for losses on non-covered loans was $44.6 million due to charge-offs in the taxi medallion-related portfolio.
  Net Interest Margin:
    The net interest margin declined 12 basis points to 2.53%.
    Prepayment income added 16 basis points to the net interest margin.
  Balance Sheet:
    As a result of the sale of the mortgage banking business and covered loans, our cash position increased to $3.3 billion, which will be reinvested into higher-yielding assets.
    Loan originations totaled $2.8 billion, including $2.3 billion of loans held for investment, up 24% sequentially.
    Total non-covered loans totaled $37.5 billion, up $255.2 million, or 1% from the trailing quarter-end.
  Asset Quality:
    Non-performing non-covered assets represented $84.7 million, or 0.17%, of total non-covered assets.
    Non-performing non-covered loans represented $69.0 million, or 0.18%, of total non-covered loans.
    Net charge-offs totaled $40.4 million, or 0.11%, of average loans.
    The allowance for loan losses represented 230.42% of non-performing non-covered loans.
  Capital Position:
    Tier 1 Risk-Based Capital Ratio was 13.04% at September 30, 2017 compared to 12.64% at June 30, 2017.
    Common Equity Tier 1 Risk-Based Capital Ratio was 11.53% at September 30, 2017 compared to 11.16% at June 30, 2017.

(1) Return on average assets and on average tangible assets is calculated using net income. Return on average common stockholders’ equity and on average tangible common stockholders’ equity is calculated using net income available to common shareholders.
(2) “Tangible assets” and “tangible common stockholders’ equity” are non-GAAP financial measures. See the discussion and reconciliations of these non-GAAP measures with the comparable GAAP measures on page 8 of this release.

WESTBURY, N.Y.--(BUSINESS WIRE)--October 25, 2017--New York Community Bancorp, Inc. (NYSE:NYCB) (the “Company”) today reported net income of $110.5 million for the three months ended September 30, 2017, down 4% from the $115.3 million reported for the three months ended June 30, 2017. Net income available to common shareholders also declined 4% from the prior three-month period to $102.3 million, or $0.21 per diluted common share.

Commenting on the Company’s performance, President and Chief Executive Officer Joseph R. Ficalora stated, “The Company’s performance during the third quarter was impacted by several factors. Foremost amongst these was the sale of our mortgage banking business, including our mortgage servicing rights portfolio, which had an aggregate unpaid principal balance of $21 billion, to Freedom Mortgage Corporation. This transaction closed on September 29, 2017, and we expect to see the benefits, including lower expenses, beginning in the fourth quarter.

“On July 28, 2017, we closed on the sale of our one-to-four family residential assets covered under our Loss Share Agreements with the FDIC to an affiliate of Cerberus Capital Management, L.P. In connection with this transaction, we received cash proceeds of $1.9 billion, generating excess liquidity which will be redeployed into higher-yielding assets going forward.

“Combined, these two transactions generated a pre-tax gain of $82.0 million and were accretive to capital. As we stated at the time of announcement, these transactions are consistent with our overall strategic objectives and allow us to focus on our core business model, including growth through acquisitions.

“In the third quarter, we recorded a provision expense for losses on non-covered loans of $44.6 million related to taxi medallion loans. Our taxi medallion-related portfolio now stands at $99.1 million or a very manageable 0.3% of total loans. Aside from the taxi medallion portfolio, the asset quality metrics in our core multi-family and commercial real estate portfolios remain strong. In fact, excluding the medallion-related charge-offs, the Company would have reported net recoveries this quarter.

“Also, a positive trend emerged this quarter. Our held-for-investment loan originations rose 24% from the previous quarter, reflecting improved market conditions and increased demand. While some of this increase was offset by prepayments, we did enjoy modest loan growth during the quarter, after nearly three years of not growing the balance sheet. Given our strong pipeline, we expect this positive trend to continue in the quarters ahead.”

Board of Directors Declares $0.17 per Common Share Dividend Payable on November 21, 2017

Reflecting our earnings and our capital position, the Board of Directors last night declared a quarterly cash dividend on the Company’s common stock of $0.17 per share. The dividend is payable on November 21, 2017 to common shareholders of record as of November 7, 2017, and represents a dividend yield of 5.3% based on yesterday’s closing price.

BALANCE SHEET SUMMARY

Total assets at the end of the third quarter were $48.5 billion, up incrementally from the end of the second quarter but down modestly from December 31, 2016. Total deposits of $28.9 billion were relatively unchanged compared to the prior-quarter and year-end 2016 balances.

For the four quarters ended September 30, 2017, the Company’s total consolidated assets averaged $48.6 billion, below the current SIFI threshold of $50.0 billion.

Loans

Covered Loans

Reflecting the previously announced termination of our Loss Share Agreements (LSA) with the FDIC and subsequent sale of our one-to-four family residential mortgage-related assets covered under the LSA, covered loans were zero at September 30, 2017. On July 28, 2017 the Company completed the sale of its covered loans to an affiliate of Cerberus Capital Management, L.P. In connection with the closing, the Company received proceeds of $1.9 billion, which were invested in cash and cash equivalents as of September 30, 2017.

Non-Covered Loans Held for Investment

Total non-covered loans held for investment were $37.5 billion, up 0.7% and 0.3%, respectively, from June 30, 2017 and December 31, 2016. On a sequential basis, total non-covered mortgage loans held for investment increased $309.3 million, or 1% (3.5% annualized) to $35.5 billion, including multi-family loan growth of 1.1% (4.3% annualized). This was partially offset by a 2.4% (9.5% annualized) sequential decline in commercial and industrial (“C&I”) loans, largely the result of prepayments.

Total loans originated for investment increased 24% on a sequential basis, to $2.3 billion, including 50% growth in multi-family originations and 30% growth in commercial real estate (“CRE”) loan originations. The growth in loan originations during the current third quarter reflects improved market conditions and increased demand. The Company continues to originate multi-family and CRE loans which adhere to its conservative underwriting standards.

Non-Covered Loans Originated for Sale

Total loans originated for sale were $501.8 million, down 11% on a sequential basis. The decline was attributable to the Company’s decision to exit the wholesale residential mortgage business, as well as a higher level of mortgage interest rates. The sale of the mortgage banking business was announced on June 27, 2017 and closed on September 29, 2017.

Pipeline

The Company has approximately $2.1 billion of loans in its current pipeline, including $1.5 billion of multi-family loans.

Funding Sources

Deposits

Total deposits of $28.9 billion were unchanged compared to both the trailing quarter-end and from the prior year-end. However, the mix of deposits shifted during the third quarter as interest-bearing checking and money market accounts and savings accounts declined 4% and 3%, respectively, while certificates of deposit and non-interest-bearing accounts rose 7% and 2%, respectively.

Borrowed Funds

The Company’s borrowed funds totaled $12.4 billion at the end of the current third quarter, unchanged from the end of the second quarter. Borrowed funds declined 10% from year-end 2016, due entirely to a 10% decrease in wholesale borrowings to $12.0 billion.

Stockholders’ Equity

Total stockholders’ equity rose 10%, to $6.8 billion, at the current third-quarter end from the year-end 2016 balance and was relatively unchanged from the June 30, 2017 balance. The year-to-date increase is due mainly to the $502.8 million preferred stock offering completed in March of this year.

Common stockholders’ equity represented 12.91% of total assets at September 30, 2017 compared to 12.89% at June 30, 2017. Book value per common share was $12.79 at September 30, 2017 compared to $12.74 at June 30, 2017.

Excluding goodwill of $2.4 billion, tangible common stockholders’ equity rose 0.7% to $3.8 billion, representing 8.30% of tangible assets, compared to 8.27% at June 30, 2017. Tangible book value per common share was $7.81 at the end of the current third quarter compared to $7.76 at June 30, 2017. (2)

In addition, all regulatory capital ratios for the Company and its two subsidiary banks continued to exceed the regulatory requirements for “Well Capitalized” classification.

Asset Quality

The following discussion pertains only to the Company's portfolio of non-covered loans held for investment (excluding purchased credit-impaired, or “PCI,” loans) and non-covered repossessed assets.

Non-performing non-covered assets declined 7% to $84.7 million, or 0.17%, of total non-covered assets at the end of the current third quarter as compared to $91.6 million, or 0.20%, of total non-covered assets at June 30, 2017. Non-performing non-covered loans decreased 16% to $69.0 million, or 0.18%, of total non-covered loans at the end of the current third quarter as compared to $82.0 million, or 0.22%, of total non-covered loans at June 30, 2017.

During the quarter, non-accrual non-covered mortgage loans declined 22% to $24.3 million, while other non-accrual non-covered loans, which primarily consisted of taxi medallion loans, decreased 12% to $44.7 million. These improvements were partially offset by a 64% increase, to $15.8 million, in non-covered repossessed assets.

Net charge-offs for the current third quarter rose to $40.4 million, or 0.11%, of average loans compared to $11.4 million, or 0.03%, of average loans in the second quarter of 2017. The increase was due to charge-offs on the taxi medallion-related loan portfolio. Taxi medallion loans accounted for $40.6 million of this quarter’s charge-offs compared to $11.3 million in the trailing quarter. Excluding these charge-offs, the Company would have recorded net recoveries during the quarter. At September 30, 2017, the Company’s total taxi medallion-related exposure was $105.6 million.

EARNINGS SUMMARY FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2017

The Company reported net income of $110.5 million for the three months ended September 30, 2017, down 4% from the $115.3 million reported for the three months ended June 30, 2017. Net income available to common shareholders also declined 4% from the prior three-month period to $102.3 million, or $0.21 per diluted common share.

Net Interest Income

Net interest income for the third quarter of 2017 declined 4% sequentially and 13% year-over-year to $276.3 million, due to higher interest expenses, resulting from an increase in our cost of funds and lower interest income. The lower level of interest income during the quarter was due to the sale of our covered loan portfolio, which closed at the end of July and resulted in excess liquidity which was invested at lower yields. This was partially offset by modest loan growth along with stable loan yields.

Net Interest Margin

The Company’s net interest margin declined 12 basis points sequentially and 38 basis points from the year-ago quarter to 2.53% in the current third quarter. Excluding the 16-basis point contribution from prepayment income in the current quarter, the net interest margin would have declined 14 basis points to 2.37% from the prior quarter. (See table on page 14).

Provision for Loan Losses

The Company reported a $44.6 million provision for losses on non-covered loans in the current third quarter compared to $11.6 million and $1.2 million, respectively, for the three months ended June 30, 2017 and September 30, 2016. The elevated provision during the quarter was related to the aforementioned increase in charge-offs in our taxi medallion loan portfolio.

Non-Interest Income

Non-interest income totaled $108.9 million, up 116% from the trailing quarter level and 168% from the year-earlier amount. The linked quarter and year-over-year improvements were driven by the $82.0 million gain on sale of our covered loan portfolio and mortgage banking operations, both of which closed during the third quarter.

Non-Interest Expense

Non-interest expense totaled $162.2 million in the current third quarter, down 1% from the trailing-quarter level and up modestly from the year-earlier quarter. Merger-related expenses were $2.2 million in the year-earlier period; there were no comparable expenses in the third quarter of 2017. Our efficiency ratio improved to 42.1% in the current third quarter compared to 48.4% in the trailing quarter. This was mainly due to the gain on the sale of our covered loans and mortgage banking operations and, to a lesser extent, lower operating expenses.

About New York Community Bancorp, Inc.

One of the largest U.S. bank holding companies, with assets of $48.5 billion, New York Community Bancorp, Inc. is a leading producer of multi-family loans on non-luxury, rent-regulated apartment buildings in New York City, and the parent of New York Community Bank and New York Commercial Bank. With deposits of $28.9 billion and 255 branches in Metro New York, New Jersey, Florida, Ohio, and Arizona, the Company also ranks among the largest depositories in the United States.

Reflecting its growth through a series of acquisitions, the Community Bank currently operates through seven local divisions, each with a history of service and strength: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, and Roosevelt Savings Bank in New York; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona. Similarly, New York Commercial Bank currently operates 18 of its 30 New York-based branches under the divisional name Atlantic Bank. Additional information about the Company and its bank subsidiaries is available at www.myNYCB.com and www.NewYorkCommercialBank.com.

Post-Earnings Release Conference Call

As previously announced, the Company will host a conference call on Wednesday, October 25, 2017, at 8:30 a.m. (Eastern Time) to discuss its third quarter 2017 performance. The conference call may be accessed by dialing (877) 407-8293 (for domestic calls) or (201) 689-8349 (for international calls) and asking for “New York Community Bancorp” or “NYCB.” A replay will be available approximately three hours following completion of the call through 11:59 p.m. on October 29, 2017 and may be accessed by calling (877) 660-6853 (domestic) or (201) 612-7415 (international) and providing the following conference ID: 13671104. In addition, the conference call will be webcast at ir.myNYCB.com, and archived through 5:00 p.m. on November 22, 2017.

Cautionary Statements Regarding Forward-Looking Information

This earnings release and the associated conference call may include forward‐looking statements by the Company and our authorized officers pertaining to such matters as our goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals.

Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward‐looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward‐looking statements. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward‐looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non‐financial institutions; our ability to obtain the necessary shareholder and regulatory approvals of any acquisitions we may propose; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations, and our ability to realize related revenue synergies and cost savings within expected time frames; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control.

More information regarding some of these factors is provided in the Risk Factors section of our Form 10‐K for the year ended December 31, 2016 and in other SEC reports we file. Our forward‐looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, on our conference call, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov.

- Financial Statements and Highlights Follow ‐

NEW YORK COMMUNITY BANCORP, INC. CONSOLIDATED STATEMENTS OF CONDITION

	September 30,	December 31,
	2017	2016
(in thousands, except share data)	(unaudited)
Assets
Cash and cash equivalents	$3,277,427	$557,850
Securities:
Available-for-sale	3,031,026	104,281
Held-to-maturity	--	3,712,776
Total securities	3,031,026	3,817,057
Loans held for sale	104,938	409,152
Non-covered mortgage loans held for investment:
Multi-family	27,162,401	26,961,486
Commercial real estate	7,552,777	7,727,258
One-to-four family	413,235	381,081
Acquisition, development, and construction	385,543	380,522
Total non-covered mortgage loans held for investment	35,513,956	35,450,347
Other non-covered loans:
Commercial and industrial	1,988,577	1,908,308
Other loans	3,666	24,067
Total non-covered other loans held for investment	1,992,243	1,932,375
Total non-covered loans held for investment	37,506,199	37,382,722
Less: Allowance for losses on non-covered loans	(158,918)	(158,290)
Non-covered loans held for investment, net	37,347,281	37,224,432
Covered loans	--	1,698,133
Less: Allowance for losses on covered loans	--	(23,701)
Covered loans, net	--	1,674,432
Total loans, net	37,452,219	39,308,016
Federal Home Loan Bank stock, at cost	579,474	590,934
Premises and equipment, net	375,482	373,675
FDIC loss share receivable	--	243,686
Goodwill	2,436,131	2,436,131
Core deposit intangibles, net	--	208
Other assets (includes $16,990 of other real estate owned covered by loss sharing agreements at December 31, 2016)	1,306,132	1,598,998
Total assets	$48,457,891	$48,926,555

Liabilities and Stockholders’ Equity
Deposits:
Interest-bearing checking and money market accounts	$12,338,949	$13,395,080
Savings accounts	4,996,578	5,280,374
Certificates of deposit	8,802,573	7,577,170
Non-interest-bearing accounts	2,755,097	2,635,279
Total deposits	28,893,197	28,887,903
Borrowed funds:
Wholesale borrowings	12,004,500	13,314,500
Junior subordinated debentures	359,102	358,879
Total borrowed funds	12,363,602	13,673,379
Other liabilities	441,438	241,282
Total liabilities	41,698,237	42,802,564
Stockholders’ equity:
Preferred stock at par $0.01 (5,000,000 shares authorized):
Series A (515,000 shares issued and outstanding)	502,840	--
Common stock at par $0.01 (900,000,000 shares authorized; 489,072,101 and 487,067,889
shares issued; and 489,061,848 and 487,056,676 shares outstanding, respectively)	4,891	4,871
Paid-in capital in excess of par	6,063,813	6,047,558
Retained earnings	192,607	128,435
Treasury stock, at cost (10,253 and 11,213 shares, respectively)	(130)	(160)
Accumulated other comprehensive loss, net of tax:
Net unrealized gain (loss) on securities available for sale, net of tax	47,917	(753)
Net unrealized loss on the non-credit portion of other-than-temporary impairment losses, net of tax	(5,221)	(5,241)
Pension and post-retirement obligations, net of tax	(47,063)	(50,719)
Total accumulated other comprehensive loss, net of tax	(4,367)	(56,713)
Total stockholders’ equity	6,759,654	6,123,991
Total liabilities and stockholders’ equity	$48,457,891	$48,926,555

NEW YORK COMMUNITY BANCORP, INC. CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	For the Three Months Ended			For the Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands, except per share data)	2017	2017	2016	2017	2016
Interest Income:
Mortgage and other loans	$350,990	$361,330	$367,932	$1,070,722	$1,099,137
Securities and money market investments	42,685	37,745	48,164	121,147	160,384
Total interest income	393,675	399,075	416,096	1,191,869	1,259,521

Interest Expense:
Interest-bearing checking and money market accounts	27,620	24,084	15,866	71,413	45,771
Savings accounts	7,109	7,150	7,439	21,069	25,001
Certificates of deposit	27,649	24,006	20,501	73,786	55,129
Borrowed funds	54,954	56,066	53,867	166,572	161,758
Total interest expense	117,332	111,306	97,673	332,840	287,659
Net interest income	276,343	287,769	318,423	859,029	971,862
Provision for losses on non-covered loans	44,585	11,645	1,234	58,017	6,699
Recovery of losses on covered loans	--	(17,906)	(1,289)	(23,701)	(6,035)
Net interest income after provision for (recovery
of) loan losses	231,758	294,030	318,478	824,713	971,198

Non-Interest Income:
Mortgage banking income	1,486	8,196	12,925	19,446	24,020
Fee income	7,972	8,151	8,640	23,983	24,480
Bank-owned life insurance	8,314	6,519	7,029	21,170	23,208
Net (loss) gain on sales of loans	(76)	1,397	3,465	1,055	15,118
Net gain on sales of securities	--	26,936	237	28,915	413
FDIC indemnification expense	--	(14,325)	(1,031)	(18,961)	(4,828)
Gain on sale of covered loans and mortgage
banking operations	82,026	--	--	82,026	--
Other income	9,206	13,563	9,330	33,903	30,787
Total non-interest income	108,928	50,437	40,595	191,537	113,198

Non-Interest Expense:
Operating expenses:
Compensation and benefits	91,594	92,860	86,079	280,008	261,230
Occupancy and equipment	25,133	23,403	24,347	73,595	73,837
General and administrative	45,483	47,472	48,506	139,131	139,309
Total operating expenses	162,210	163,735	158,932	492,734	474,376
Amortization of core deposit intangibles	24	30	542	208	1,994
Merger-related expenses	--	--	2,211	--	4,674
Total non-interest expense	162,234	163,765	161,685	492,942	481,044
Income before income taxes	178,452	180,702	197,388	523,308	603,352
Income tax expense	67,984	65,447	72,089	193,628	221,684
Net Income	$110,468	$115,255	$125,299	$329,680	$381,668
Preferred stock dividends	8,207	8,207	--	16,414	--
Net income available to common shareholders	$102,261	$107,048	$125,299	$313,266	$381,668

Basic earnings per common share	$0.21	$0.22	$0.26	$0.64	$0.78
Diluted earnings per common share	$0.21	$0.22	$0.26	$0.64	$0.78

NEW YORK COMMUNITY BANCORP, INC.
RECONCILIATIONS OF CERTAIN GAAP AND NON-GAAP FINANCIAL MEASURES
(unaudited)

While stockholders’ equity, total assets, and book value per share are financial measures that are recorded in accordance with U.S. generally accepted accounting principles (“GAAP”), tangible stockholders’ equity, tangible assets, and tangible book value per share are not. Nevertheless, it is management’s belief that these non-GAAP measures should be disclosed in our earnings releases and other investor communications for the following reasons:

1.	Tangible stockholders’ equity is an important indication of the Company’s ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies.
2.	Returns on average tangible assets and average tangible stockholders’ equity are among the profitability measures considered by current and prospective investors, both independent of, and in comparison with, the Company’s peers.
3.	Tangible book value per share and the ratio of tangible stockholders’ equity to tangible assets are among the capital measures considered by current and prospective investors, both independent of, and in comparison with, its peers.

Tangible stockholders’ equity, tangible assets, and the related non-GAAP profitability and capital measures should not be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other profitability or capital measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP measures may differ from that of other companies reporting non-GAAP measures with similar names.

The following table presents reconciliations of our common stockholders’ equity and tangible common stockholders’ equity, our total assets and tangible assets, and the related GAAP and non-GAAP profitability and capital measures at or for the three months ended September 30, 2017, June 30, 2017, and September 30, 2016 and the nine months ended September 30, 2017 and 2016:

		At or for the Three Months Ended			At or for the Nine Months Ended
		Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	(dollars in thousands)	2017	2017	2016	2017	2016
	Total Stockholders’ Equity	$6,759,654	$6,734,778	$6,090,512	$6,759,654	$6,090,512
Less:	Goodwill	(2,436,131)	(2,436,131)	(2,436,131)	(2,436,131)	(2,436,131)
	Core deposit intangibles (“CDI”)	--	(24)	(605)	--	(605)
	Preferred stock	(502,840)	(502,840)	--	(502,840)	--
	Tangible common stockholders’ equity	$3,820,683	$3,795,783	$3,653,776	$3,820,683	$3,653,776

	Total Assets	$48,457,891	$48,347,658	$49,462,620	$48,457,891	$49,462,620
Less:	Goodwill	(2,436,131)	(2,436,131)	(2,436,131)	(2,436,131)	(2,436,131)
	CDI	--	(24)	(605)	--	(605)
	Tangible assets	$46,021,760	$45,911,503	$47,025,884	$46,021,760	$47,025,884

	Average Common Stockholders’ Equity	$6,262,792	$6,147,238	$6,081,003	$6,187,514	$6,028,044
	Less: Average goodwill and CDI	(2,436,146)	(2,436,175)	(2,437,092)	(2,436,202)	(2,437,726)
	Average tangible common stockholders’ equity	$3,826,646	$3,711,063	$3,643,911	$3,751,312	$3,590,318

	Average Assets	$48,526,259	$49,069,164	$49,159,171	$48,776,475	$49,269,748
	Less: Average goodwill and CDI	(2,436,146)	(2,436,175)	(2,437,092)	(2,436,202)	(2,437,726)
	Average tangible assets	$46,090,113	$46,632,989	$46,722,079	$46,340,273	$46,832,022

	Net Income Available to Common Shareholders	$102,261	$107,048	$125,299	$313,266	$381,668
	Add back: Amortization of CDI, net of tax	14	18	325	125	1,196
	Adjusted net income available to common shareholders	$102,275	$107,066	$125,624	$313,391	$382,864

	GAAP MEASURES:
	Return on average assets (1)	0.91%	0.94%	1.02%	0.90%	1.03%
	Return on average common stockholders’ equity (2)	6.53	6.97	8.24	6.75	8.44
	Common stockholders’ equity to total assets	12.91	12.89	12.31	12.91	12.31
	Book value per common share	$12.79	$12.74	$12.50	$12.79	$12.50
	NON-GAAP MEASURES:
	Return on average tangible assets (1)	0.96%	0.99%	1.08%	0.95%	1.09%
	Return on average tangible common stockholders’ equity (2)	10.69	11.54	13.79	11.14	14.22
	Tangible common stockholders’ equity to tangible assets	8.30	8.27	7.77	8.30	7.77
	Tangible book value per common share	$7.81	$7.76	$7.50	$7.81	$7.50
(1)	To calculate return on average assets for a period, we divide net income generated during that period by average assets recorded during that period. To calculate return on average tangible assets for a period, we adjust net income generated during that period by adding back the amortization of CDI, net of tax, and then divide that adjusted net income by average tangible assets recorded during that period.
(2)	To calculate return on average common stockholders’ equity for a period, we divide net income available to common shareholders generated during that period by average common stockholders’ equity recorded during that period. To calculate return on average tangible common stockholders’ equity for a period, we adjust net income available to common shareholders generated during that period by adding back the amortization of CDI, net of tax, and then divide that adjusted net income by average tangible common stockholders’ equity recorded during that period.

NEW YORK COMMUNITY BANCORP, INC. NET INTEREST INCOME ANALYSIS LINKED-QUARTER AND YEAR-OVER-YEAR COMPARISONS (unaudited)

For the Three Months Ended
September 30, 2017	June 30, 2017	September 30, 2016
Average	Average	Average
Average	Yield/	Average	Yield/	Average	Yield/
(dollars in thousands)	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Mortgage and other loans, net	$37,791,476	$350,990	3.71%	$39,113,348	$361,330	3.70%	$39,337,380	$367,932	3.74%
Securities	3,597,699	34,359	3.81	4,226,369	37,732	3.55	4,426,703	48,160	4.34
Interest-earning cash and cash equivalents	2,474,307	8,326	1.34	8,858	13	0.59	8,629	4	0.18
Total interest-earning assets	43,863,482	393,675	3.59	43,348,575	399,075	3.68	43,772,712	416,096	3.80
Non-interest-earning assets	4,662,777	5,720,589	5,386,459
Total assets	$48,526,259	$49,069,164	$49,159,171
Liabilities and Stockholders’ Equity:
Interest-bearing deposits:
Interest-bearing checking and money market
accounts	$12,672,720	$27,620	0.86%	$12,971,440	$24,084	0.74%	$13,356,174	$15,866	0.47%
Savings accounts	5,006,499	7,109	0.56	5,260,397	7,150	0.55	5,629,135	7,439	0.53
Certificates of deposit	8,533,404	27,649	1.29	7,827,633	24,006	1.23	7,245,325	20,501	1.13
Total interest-bearing deposits	26,212,623	62,378	0.94	26,059,470	55,240	0.85	26,230,634	43,806	0.66
Borrowed funds	12,397,681	54,954	1.76	13,195,987	56,066	1.70	13,802,662	53,867	1.55
Total interest-bearing liabilities	38,610,304	117,332	1.21	39,255,457	111,306	1.14	40,033,296	97,673	0.97
Non-interest-bearing deposits	2,766,701	2,960,164	2,832,569
Other liabilities	383,622	203,237	212,303
Total liabilities	41,760,627	42,418,858	43,078,168
Stockholders’ equity	6,765,632	6,650,306	6,081,003
Total liabilities and stockholders’ equity	$48,526,259	$49,069,164	$49,159,171
Net interest income/interest rate spread	$276,343	2.38%	$287,769	2.54%	$318,423	2.83%
Net interest margin	2.53%	2.65%	2.91%
Ratio of interest-earning assets to interest-bearing
liabilities	1.14	x	1.10	x	1.09	x

NEW YORK COMMUNITY BANCORP, INC. NET INTEREST INCOME ANALYSIS YEAR-OVER-YEAR COMPARISON (unaudited)

For the Nine Months Ended September 30,
2017	2016
Average	Average
Average	Yield/	Average	Yield/
(dollars in thousands)	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Mortgage and other loans, net	$38,652,113	$1,070,722	3.69%	$38,878,111	$1,099,137	3.77%
Securities	4,052,154	112,800	3.72	5,065,917	160,373	4.22
Interest-earning cash and cash equivalents	832,463	8,347	1.34	8,749	11	0.17
Total interest-earning assets	43,536,730	1,191,869	3.65	43,952,777	1,259,521	3.82
Non-interest-earning assets	5,239,745	5,316,971
Total assets	$48,776,475	$49,269,748
Liabilities and Stockholders’ Equity:
Interest-bearing deposits:

Interest-bearing checking and money market
accounts	$12,950,570	$71,413	0.74%	$13,349,201	$45,771	0.46%
Savings accounts	5,171,645	21,069	0.54	6,112,342	25,001	0.55
Certificates of deposit	8,019,142	73,786	1.23	6,700,188	55,129	1.10
Total interest-bearing deposits	26,141,357	166,268	0.85	26,161,731	125,901	0.64
Borrowed funds	12,992,691	166,572	1.71	14,083,459	161,758	1.53
Total interest-bearing liabilities	39,134,048	332,840	1.14	40,245,190	287,659	0.95
Non-interest-bearing deposits	2,820,923	2,817,043
Other liabilities	269,132	179,471
Total liabilities	42,224,103	43,241,704
Stockholders’ equity	6,552,372	6,028,044
Total liabilities and stockholders’ equity	$48,776,475	$49,269,748
Net interest income/interest rate spread	$859,029	2.51%	$971,862	2.87%
Net interest margin	2.63%	2.95%
Ratio of interest-earning assets to interest-
bearing liabilities	1.11	x	1.09	x

NEW YORK COMMUNITY BANCORP, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	For the Three Months Ended			For the Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in thousands except share and per share data)	2017	2017	2016	2017	2016
PROFITABILITY MEASURES:
Net income	$110,468	$115,255	$125,299	$329,680	$381,668
Net income available to common shareholders	102,261	107,048	125,299	313,266	381,668
Basic earnings per common share	0.21	0.22	0.26	0.64	0.78
Diluted earnings per common share	0.21	0.22	0.26	0.64	0.78
Return on average assets	0.91%	0.94%	1.02%	0.90%	1.03%
Return on average tangible assets (1)	0.96	0.99	1.08	0.95	1.09
Return on average common stockholders’
equity	6.53	6.97	8.24	6.75	8.44
Return on average tangible common stockholders’ equity (1)	10.69	11.54	13.79	11.14	14.22
Efficiency ratio (2)	42.10	48.41	44.27	46.90	43.72
Operating expenses to average assets	1.34	1.33	1.29	1.35	1.28
Interest rate spread	2.38	2.54	2.83	2.51	2.87
Net interest margin	2.53	2.65	2.91	2.63	2.95
Effective tax rate	38.10	36.22	36.52	37.00	36.74
Shares used for basic common EPS computation	487,274,303	487,282,404	485,352,998	487,025,614	485,087,197
Shares used for diluted common EPS computation	487,274,303	487,282,404	485,352,998	487,025,614	485,087,197
Common shares outstanding at the respective
period-ends	489,061,848	489,023,298	487,066,151	489,061,848	487,066,151

(1)	See the reconciliations of these non-GAAP measures with the comparable GAAP measures on page 8 of this release.
(2)	We calculate our efficiency ratio by dividing our operating expenses by the sum of our net interest income and non-interest income.

	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016
CAPITAL MEASURES:
Book value per common share	$12.79	$12.74	$12.50
Tangible book value per common share (1)	7.81	7.76	7.50
Common stockholders’ equity to total assets	12.91%	12.89%	12.31%
Tangible common stockholders’ equity to tangible assets (1)	8.30	8.27	7.77
(1)	See the reconciliations of these non-GAAP measures with the comparable GAAP measures on page 8 of this release.

	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016
REGULATORY CAPITAL RATIOS: (1)
New York Community Bancorp, Inc.
Common equity tier 1 ratio	11.53%	11.16%	10.25%
Tier 1 risk-based capital ratio	13.04	12.64	10.25
Total risk-based capital ratio	14.57	14.11	11.72
Leverage capital ratio	9.40	9.23	7.95
New York Community Bank
Common equity tier 1 ratio	13.60%	13.11%	10.83%
Tier 1 risk-based capital ratio	13.60	13.11	10.83
Total risk-based capital ratio	14.02	13.52	11.31
Leverage capital ratio	9.80	9.53	8.43
New York Commercial Bank
Common equity tier 1 ratio	15.01%	15.36%	13.31%
Tier 1 risk-based capital ratio	15.01	15.36	13.31
Total risk-based capital ratio	16.26	16.47	14.19
Leverage capital ratio	11.07	11.24	10.26

(1)	The minimum regulatory requirements for classification as a well-capitalized institution are a common equity tier 1 capital ratio of 6.50%; a tier 1 risk-based capital ratio of 8.00%; a total risk-based capital ratio of 10.00%; and a leverage capital ratio of 5.00%.

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION

				Sept. 30, 2017
				compared to
	Sept. 30,	June 30,	Dec. 31,	June 30,	Dec. 31,
	2017	2017	2016	2017	2016
(in thousands, except share data)	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$3,277,427	$1,129,846	$557,850	190%	488%
Securities:
Available-for-sale	3,031,026	3,171,117	104,281	-4%	2807%
Held-to-maturity	-	-	3,712,776	NM	NM
Total securities	3,031,026	3,171,117	3,817,057	-4%	-21%
Loans held for sale	104,938	1,803,724	409,152	-94%	-74%
Non-covered mortgage loans held for investment:
Multi-family	27,162,401	26,875,621	26,961,486	1%	1%
Commercial real estate	7,552,777	7,543,501	7,727,258	0%	-2%
One-to-four family	413,235	412,945	381,081	0%	8%
Acquisition, development, and construction	385,543	372,571	380,522	3%	1%
Total non-covered mortgage loans held for investment	35,513,956	35,204,638	35,450,347	1%	0%
Other non-covered loans:
Commercial and industrial	1,988,577	2,036,867	1,908,308	-2%	4%
Other loans	3,666	9,534	24,067	-62%	-85%
Total non-covered other loans held for investment	1,992,243	2,046,401	1,932,375	-3%	3%
Total non-covered loans held for investment	37,506,199	37,251,039	37,382,722	1%	0%
Less: Allowance for losses on non-covered loans	(158,918)	(154,683)	(158,290)	3%	0%
Non-covered loans held for investment, net	37,347,281	37,096,356	37,224,432	1%	0%
Covered loans	-	-	1,698,133	NM	NM
Less: Allowance for losses on covered loans	-	-	(23,701)	NM	NM
Covered loans, net	-	-	1,674,432	NM	NM
Total loans, net	37,452,219	38,900,080	39,308,016	-4%	-5%
Federal Home Loan Bank stock, at cost	579,474	589,067	590,934	-2%	-2%
Premises and equipment, net	375,482	380,322	373,675	-1%	0%
FDIC loss share receivable	-	187,973	243,686	NM	NM
Goodwill	2,436,131	2,436,131	2,436,131	0%	0%
Core deposit intangibles, net	-	24	208	NM	NM
Other assets (includes $16,801 and $16,990 of other real estate owned covered by loss sharing agreements at June 30, 2017
and December 31, 2016, respectively)	1,306,132	1,553,098	1,598,998	-16%	-18%
Total assets	$48,457,891	$48,347,658	$48,926,555	0%	-1%

Liabilities and Stockholders' Equity
Deposits:
Interest-bearing checking and money market accounts	$12,338,949	$12,813,876	$13,395,080	-4%	-8%
Savings accounts	4,996,578	5,136,373	5,280,374	-3%	-5%
Certificates of deposit	8,802,573	8,230,853	7,577,170	7%	16%
Non-interest-bearing accounts	2,755,097	2,712,463	2,635,279	2%	5%
Total deposits	28,893,197	28,893,565	28,887,903	0%	0%
Borrowed funds:
Wholesale borrowings	12,004,500	12,004,500	13,314,500	0%	-10%
Junior subordinated debentures	359,102	359,026	358,879	0%	0%
Total borrowed funds	12,363,602	12,363,526	13,673,379	0%	-10%
Other liabilities	441,438	355,789	241,282	24%	83%
Total liabilities	41,698,237	41,612,880	42,802,564	0%	-3%
Stockholders' equity:
Preferred stock at par $0.01 (5,000,000 shares authorized):
Series A (515,000 shares issued and outstanding)	502,840	502,840	-	0%	NM
Common stock at par $0.01 (900,000,000 shares authorized; 489,072,101,
489,060,712 and 487,067,889 shares issued; and 489,061,848,
489,023,298 and 487,056,676 shares outstanding, respectively)	4,891	4,891	4,871	0%	0%
Paid-in capital in excess of par	6,063,813	6,055,441	6,047,558	0%	0%
Retained earnings	192,607	173,409	128,435	11%	50%
Treasury stock, at cost (10,253, 37,414 and 11,213 shares, respectively)	(130)	(502)	(160)	-74%	-19%
Accumulated other comprehensive loss, net of tax:
Net unrealized gain (loss) on securities available for sale, net of tax	47,917	52,202	(753)	-8%	NM
Net unrealized loss on the non-credit portion of other-than-temporary
impairment losses, net of tax	(5,221)	(5,221)	(5,241)	0%	0%
Pension and post-retirement obligations, net of tax	(47,063)	(48,282)	(50,719)	-3%	-7%
Total accumulated other comprehensive loss, net of tax	(4,367)	(1,301)	(56,713)	236%	-92%
Total stockholders' equity	6,759,654	6,734,778	6,123,991	0%	10%
Total liabilities and stockholders' equity	$48,457,891	$48,347,658	$48,926,555	0%	-1%

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (continued)
(unaudited)

				Sept. 30, 2017
	For the Three Months Ended			compared to
	Sept. 30,	June 30,	Sept. 30,	June 30,	Sept. 30,
	2017	2017	2016	2017	2016
(in thousands, except per share data)
Interest Income:
Mortgage and other loans	$350,990	$361,330	$367,932	-3%	-5%
Securities and money market investments	42,685	37,745	48,164	13%	-11%
Total interest income	393,675	399,075	416,096	-1%	-5%

Interest Expense:
Interest-bearing checking and money market accounts	27,620	24,084	15,866	15%	74%
Savings accounts	7,109	7,150	7,439	-1%	-4%
Certificates of deposit	27,649	24,006	20,501	15%	35%
Borrowed funds	54,954	56,066	53,867	-2%	2%
Total interest expense	117,332	111,306	97,673	5%	20%
Net interest income	276,343	287,769	318,423	-4%	-13%
Provision for losses on non-covered loans	44,585	11,645	1,234	283%	NM
Recovery of losses on covered loans	-	(17,906)	(1,289)	NM	NM

Net interest income after provision for (recovery of)
loan losses	231,758	294,030	318,478	-21%	-27%

Non-Interest Income:
Mortgage banking income	1,486	8,196	12,925	NM	NM
Fee income	7,972	8,151	8,640	-2%	-8%
Bank-owned life insurance	8,314	6,519	7,029	28%	18%
Net (loss) gain on sales of loans	(76)	1,397	3,465	NM	NM
Net gain on sales of securities	-	26,936	237	NM	NM
FDIC indemnification expense	-	(14,325)	(1,031)	NM	NM
Gain on sale of covered loans and mortgage banking
operations	82,026	-	-	NM	NM
Other income	9,206	13,563	9,330	-32%	-1%
Total non-interest income	108,928	50,437	40,595	116%	168%

Non-Interest Expense:
Operating expenses:
Compensation and benefits	91,594	92,860	86,079	-1%	6%
Occupancy and equipment	25,133	23,403	24,347	7%	3%
General and administrative	45,483	47,472	48,506	-4%	-6%
Total operating expenses	162,210	163,735	158,932	-1%	2%
Amortization of core deposit intangibles	24	30	542	-20%	-96%
Merger-related expenses	-	-	2,211	NM	NM
Total non-interest expense	162,234	163,765	161,685	-1%	0%

Income before taxes	178,452	180,702	197,388	-1%	-10%
Income tax expense	67,984	65,447	72,089	4%	-6%
Net Income	$ 110,468	$ 115,255	$ 125,299	-4%	-12%
Preferred stock dividends	8,207	8,207	-	0%	NM
Net Income available to common shareholders	$102,261	$107,048	$125,299	-4%	-18%

Basic earnings per common share	$0.21	$0.22	$0.26	-5%	-19%
Diluted earnings per common share	$0.21	$0.22	$0.26	-5%	-19%

Dividends per common share	$0.17	$0.17	$0.17

The following table summarizes the contribution of loan and securities prepayment income on the Company's interest income and net interest margin for the periods indicated.

	For the Three Months Ended						Sept. 30, 2017 compared to
	Sept. 30,		June 30,		Sept. 30,		June 30,		Sept. 30,
	2017		2017		2016		2017		2016
(dollars in thousands)
Total Interest Income	$393,675		$399,075		$416,096		-1%		-5%

Prepayment Income:
Loans	$14,076		$13,285		$13,422		6%		5%
Securities	2,488		1,708		8,947		46%		-72%
Total prepayment income	$16,564		$14,993		$22,369		10%		-26%

GAAP Net Interest Margin	2.53%		2.65%		2.91%		-12	bp	-38	bp
Less:
Prepayment income from loans	13	bp	12	bp	12	bp	1	bp	1	bp
Prepayment income from securities	3		2		8		1	bp	-5	bp
Total prepayment income contribution
to net interest margin	16	bp	14	bp	20	bp	2	bp	-4	bp

Adjusted Net Interest Margin (non-GAAP)	2.37%		2.51%		2.71%		-14	bp	-34	bp

While our net interest margin, including the contribution of prepayment income, is recorded in accordance with GAAP, adjusted net interest margin, which excludes the contribution of prepayment income, is not. Nevertheless, management uses this non-GAAP measure in its analysis of our performance, and believes that this non-GAAP measure should be disclosed in our earnings releases and other investor communications for the following reasons:

1.	Adjusted net interest margin gives investors a better understanding of the effect of prepayment income on our net interest margin. Prepayment income in any given period depends on the volume of loans that refinance or prepay, or securities that prepay, during that period. Such activity is largely dependent on external factors such as current market conditions, including real estate values, and the perceived or actual direction of market interest rates.
2.	Adjusted net interest margin is among the measures considered by current and prospective investors, both independent of, and in comparison with, our peers.

MORTGAGE BANKING INCOME
(unaudited)

				Sept. 30, 2017
	For the Three Months Ended			compared to
	Sept. 30,	June 30,	Sept. 30,	June 30,	Sept. 30,
	2017	2017	2016	2017	2016
(in thousands)
Mortgage banking income:
Income from originations	$2,109	$4,394	$10,884	-52%	-81%
Servicing (loss) income	(623)	3,802	2,041	-116%	-131%
Total mortgage banking income	$1,486	$8,196	$12,925	-82%	-89%

LOANS ORIGINATED FOR INVESTMENT
(unaudited)

				Sept. 30, 2017
	For the Three Months Ended			compared to
	Sept. 30,	June 30,	Sept. 30,	June 30,	Sept. 30,
	2017	2017	2016	2017	2016
(in thousands)
Mortgage Loans Originated for Investment:
Multi-family	$1,432,424	$952,265	$1,276,358	50%	12%
Commercial real estate	249,773	192,072	345,543	30%	-28%
One-to-four family residential	22,047	50,697	101,365	-57%	-78%
Acquisition, development, and construction	21,754	20,836	17,855	4%	22%
Total mortgage loans originated for investment	1,725,998	1,215,870	1,741,121	42%	-1%

Other Loans Originated for Investment:
Specialty Finance	468,735	498,918	369,308	-6%	27%
Other commercial and industrial	115,569	150,787	151,279	-23%	-24%
Other	700	785	894	-11%	-22%
Total other loans originated for investment	585,004	650,490	521,481	-10%	12%
Total Loans Originated for Investment	$2,311,002	$1,866,360	$2,262,602	24%	2%

	For the Nine Months Ended
	Sept. 30,	Sept. 30,
	2017	2016	Change (%)
(in thousands)
Mortgage Loans Originated for Investment:
Multi-family	$3,339,302	$4,529,904	-26%
Commercial real estate	692,187	892,676	-22%
One-to-four family residential	116,603	248,020	-53%
Acquisition, development, and construction	55,509	123,849	-55%
Total mortgage loans originated for investment	4,203,601	5,794,449	-27%

Other Loans Originated for Investment:
Specialty Finance	1,236,817	907,551	36%
Other commercial and industrial	388,511	451,340	-14%
Other	2,370	3,010	-21%
Total other loans originated for investment	1,627,698	1,361,901	20%
Total Loans Originated for Investment	$5,831,299	$7,156,350	-19%

The following table provides certain information about the Company's multi-family and CRE loan portfolios at the respective dates:

				Sept. 30, 2017
	At or For the Three Months Ended			compared to
	Sept. 30,	June 30,	Dec. 31,	June 30		Dec. 31,
	2017	2017	2016	2017		2016
(dollars in thousands)
Multi-Family Loan Portfolio:
Loans outstanding	$27,162,401	$26,875,621	$26,961,486	1%		1%
Percent of total held-for-investment loans	72.4%	72.1%	72.1%	30	bp	30	bp
Average principal balance	$5,558	$5,457	$5,454	2%		2%
Weighted average life (in years)	2.7	3.2	2.9	-16%		-7%

Commercial Real Estate Loan Portfolio:
Loans outstanding	$7,552,777	$7,543,501	$7,727,258	0%		-2%
Percent of total held-for-investment loans	20.1%	20.3%	20.7%	-20	bp	-60	bp
Average principal balance	$5,721	$5,727	$5,644	0%		1%
Weighted average life (in years)	2.9	3.0	3.4	-3%		-15%

ASSET QUALITY SUMMARY
(unaudited)

The following table presents the Company's non-performing non-covered loans and assets at the respective dates:

				Sept. 30, 2017
				compared to
	Sept. 30,	June 30,	Dec. 31,	June 30,	Dec. 31,
(in thousands)	2017	2017	2016	2017	2016
Non-Performing Non-Covered Assets:
Non-accrual non-covered mortgage loans:
Multi-family	$11,018	$9,820	$13,558	12%	-19%
Commercial real estate	4,923	4,497	9,297	9%	-47%
One-to-four family residential	2,179	10,724	9,679	-80%	-77%
Acquisition, development, and construction	6,200	6,200	6,200	0%	0%
Total non-accrual non-covered mortgage loans	24,320	31,241	38,734	-22%	-37%
Other non-accrual non-covered loans (1)	44,650	50,747	17,735	-12%	152%
Total non-performing non-covered loans	68,970	81,988	56,469	-16%	22%
Non-covered repossessed assets (2)	15,753	9,593	11,607	64%	36%
Total non-performing non-covered assets	$84,723	$91,581	$68,076	-7%	24%

(1)	Includes $43.4 million, $48.3 million, and $15.2 million of non-accrual taxi medallion-related loans at September 30, 2017, June 30, 2017 and December 31, 2016, respectively.
(2)	Includes $6.5 million of repossessed taxi medallions at September 30, 2017.

The following table presents the Company's asset quality measures at the respective dates:

	Sept. 30,	June 30,		Dec. 31,
	2017	2017		2016
Non-performing non-covered loans to total
non-covered loans	0.18%	0.22%		0.15%
Non-performing non-covered assets
to total non-covered assets	0.17	0.20		0.14
Allowance for losses on non-covered loans to
non-performing non-covered loans	230.42	186.39	(1)	277.19	(1)
Allowance for losses on non-covered loans to
total non-covered loans	0.42	0.41	(1)	0.42	(1)

(1)	Excludes the allowance for losses on PCI loans.

The following table presents the Company's non-covered loans 30 to 89 days past due at the respective dates:

				Sept. 30, 2017
				compared to
	Sept. 30,	June 30,	Dec. 31,	June 30,	Dec. 31,
	2017	2017	2016	2017	2016
(in thousands)
Non-Covered Loans 30 to 89 Days Past Due:
Multi-family	$602	$4,201	$28	-86%	2050%
Commercial real estate	450	1,586	-	-72%	NM
One-to-four family residential	676	297	2,844	128%	-76%
Acquisition, development, and construction	-	-	-	NA	NA
Other (1)	3,425	6,051	7,511	-43%	-54%
Total non-covered loans 30 to 89 days past due	$5,153	$12,135	$10,383	-58%	-50%

(1)	Includes $3.4 million, $6.0 million, and $6.8 million of non-accrual taxi medallion-related loans at September 30, 2017, June 30, 2017, and December 31, 2016, respectively.

The following table summarizes the Company’s net charge-offs (recoveries) for the respective periods:

	For the Three Months Ended			For the Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2017	2017	2016	2017	2016
(dollars in thousands)
Charge-offs:
Multi-family	$279	$-	$-	$279	$-
Commercial real estate	-	-	-	-	-
One-to-four family residential	6	90	17	96	170
Acquisition, development, and
construction	-	-	-	-	-
Other (1)	40,557	11,816	57	58,203	1,155
Total charge-offs	40,842	11,906	74	58,578	1,325

Recoveries:
Multi-family	($28)	$-	$(78)	($28)	($78)
Commercial real estate	(373)	(10)	(33)	(398)	(780)
One-to-four family residential	-	-	-	-	(226)
Acquisition, development, and
construction	(14)	(55)	-	(169)	(167)
Other (1)	(77)	(429)	(375)	(594)	(956)
Total recoveries	(492)	(494)	(486)	(1,189)	(2,207)

Net charge-offs (recoveries)	$40,350	$11,412	$(412)	$57,389	$(882)

Net charge-offs (recoveries) to
average loans (2)	0.11%	0.03%	(0.00%)	0.15%	(0.00%)

(1)

Includes taxi medallion-related loans of $40.6 million, $11.3 million, and $49,000, respectively, for the three months ended September 30, 2017, June 30, 2017, and September 30, 2016 and $54.8 million and $265,000, respectively, for the nine months ended September 30, 2017 and 2016.

(2)	Non-annualized.

CONTACT:
New York Community Bancorp, Inc.
Investors:
Salvatore J. DiMartino, 516-683-4286
or
Media:
Kelly Maude Leung, 516-683-4032